Exhibit 10.3

American Healthways, Inc. (the “Company”)

Fiscal Year 2005 Bonus Criteria Under Capital Accumulation Plan

The Compensation Committee of the Company’s Board of Directors approved the bonus criteria for fiscal year 2005 under the Capital Accumulation Plan (the “CAP”), a copy of which has been filed as Exhibit 10.11 to the Company’s Registration Statement on Form S-1 (Registration No. 33-41119) and Exhibit 10.8 to Form 10-K of the Company for its fiscal year ended August 31, 1995. For fiscal year 2005, awards made under the CAP will be predicated on achieving targeted earnings per share. Under the CAP for fiscal year 2005, eligible participants may receive a maximum deferred compensation award of up to 20% of such participant’s base salary.